Report of Independent Accountants

To the Board of Managers and Members of:
Aetos Capital Multi-Strategy Arbitrage Fund, LLC
Aetos Capital Distressed Investment Strategies Fund,
LLC
Aetos Capital Long/Short Strategies Fund, LLC
Aetos Capital Market Neutral Strategies Fund, LLC

In planning and performing our audit of the
financial statements of Aetos Capital Multi-Strategy
Arbitrage Fund LLC, Aetos Capital Distressed
Investment Strategies Fund LLC, Aetos Capital
Long/Short Strategies Fund LLC and Aetos Capital
Market Neutral Strategies Fund LLC (the "Funds") for
the period August 21, 2002 (commencement of
operations) through January 31, 2003, we considered
its internal control, including control activities
for safeguarding securities, in order to determine
our auditing procedures for the purpose of
expressing our opinion on the financial statements
and to comply with the requirements of Form N-SAR,
not to provide assurance on internal control.
The management of the Funds is responsible for
establishing and maintaining internal control.  In
fulfilling this responsibility, estimates and
judgments by management are required to assess the
expected benefits and related costs of controls.
Generally, controls that are relevant to an audit
pertain to the entity's objective of preparing
financial statements for external purposes that are
fairly presented in conformity with generally
accepted accounting principles.  Those controls
include the safeguarding of assets against
unauthorized acquisition, use or disposition.
Because of inherent limitations in internal control,
errors or fraud may occur and not be detected.
Also, projection of any evaluation of internal
control to future periods is subject to the risk
that controls may become inadequate because of
changes in conditions or that the effectiveness of
their design and operation may deteriorate.
Our consideration of internal control would not
necessarily disclose all matters in internal control
that might be material weaknesses under standards
established by the American Institute of Certified
Public Accountants.  A material weakness is a
condition in which the design or operation of one or
more of the internal control components does not
reduce to a relatively low level the risk that
misstatements caused by error or fraud in amounts
that would be material in relation to the financial
statements being audited may occur and not be
detected within a timely period by employees in the
normal course of performing their assigned
functions.  However, we noted no matters involving
internal control and its operation, including
controls for safeguarding securities, that we
consider to be material weaknesses as defined above
as of January 31, 2003.
This report is intended solely for the information
and use of the Board of Managers, management and the
Securities and Exchange Commission and is not
intended to be and should not be used by anyone
other than these specified parties.
PricewaterhouseCoopers LLP
March 27, 2003
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